February 13, 2020 Letter to Shareholders Q4 2019 Exhibit 99.1

Dear Shareholders,

2019 was an exciting year for SurveyMonkey, punctuated by a strong fourth quarter. We delivered 24% revenue growth in the quarter and continued to drive hyper-growth in enterprise sales. Enterprise sales revenue grew 145%, accounting for 25% of total Q4 revenue, up from 13% of revenue one year ago.

In 2019 we accelerated total revenue growth from 16% to 21%, surpassing the 17-20% long-term revenue growth target we established at our IPO in September 2018. We delivered triple digit enterprise sales revenue growth and added over 3,000 enterprise sales customers, ending the year with a record 6,578, up 84% year-over-year. During the year, we more than doubled our customer-facing sales reps, strengthened our strategic partnerships with industry leaders such as Salesforce and Microsoft, enhanced our enterprise-grade products and functionality, and acquired two leading customer experience platforms. And, we accomplished all of this while delivering positive non-GAAP operating margin and generating healthy cash flow. There is a massive opportunity ahead of us and we are making the product and go-to-market investments to expand our enterprise penetration and execute on our strategic initiatives for years to come.

We exited 2019 with strong momentum and are entering 2020 with ambitious goals to expand our enterprise product suite and further accelerate revenue growth. We will focus on innovation and sales execution across the three key pillars of our business: Surveys, Customer Experience and Market Research. You will hear us discussing the evolution of our core competencies in terms of these pillars throughout the year so we have provided more context on each in this shareholder letter.

Q4 and FY 2019 Key Results



Revenue ($M)
$67.9
24% YoY
$84.3
$254.3
21% YoY
$307.4
Q4'18
Q4'19
FY'18
FY'19



Enterprise Sales Revenue (%)
13%
25%
12%
21%
Q4'18
Q4'19
FY'18
FY'19



Enterprise Sales Customers
3,566
84% YoY
6,578
Q4'18
Q4'19



Operating Margin %
2%
-1%
6%
1%
Q4'18
Q4'19
FY'18
FY'19
-29%
-23%
-50%
-22%
GAAP
Non-GAAP

1

Our Strategy Selling to the enterprise  We have oriented our business to drive enterprise sales revenue and customer growth through sales execution and strategic integrations. In Q4, enterprise sales revenue grew 145% year-over-year, to approximately 25% of total revenue, up from just 13% last year. We added 468 new enterprise sales customers during the quarter, and over 3,000 during the year. We ended 2019 with 6,578, up 84% from 2018.  Best-in-class companies around the world are turning to our products for actionable insights. We are winning new business, upselling existing customers, and displacing competitors. Multinational companies such as CBS Interactive, Duracell, Office Depot Europe, CORT, and hundreds of others turn to SurveyMonkey to deliver better products, marketing, benefits and services to their customers and employees. We enable organizations to turn feedback into action. We started 2019 with approximately 100 customer-facing sales reps and exceeded our goal of doubling that number by the end of the year. We began 2020 with a materially larger, well-trained force of seasoned sales reps who hit the ground running. There is a massive opportunity in front of us and we look forward to demonstrating productivity gains from this talented group throughout the year. Our team has more experienced sellers, higher value products to offer, better marketing and sales enablement, and a large and growing customer base of proprietary opportunities. In short, we are positioned to accelerate our sales growth.  Integrations with partners such as Salesforce and Microsoft further expand our addressable market and enable us to deploy our enterprise grade solutions seamlessly across millions of organizations worldwide. Enabling customers to use SurveyMonkey tools within their existing systems of record, not only provides clear customer targets but differentiates our offering.  2 Cisco is an excellent example of how our customers are benefitting from our integrations and successfully connecting feedback to insights. When they needed a way to measure customer satisfaction and scale the customer onboarding process for Stealthwatch, their network traffic security analytics solution, they turned to GetFeedback for Salesforce. Due to the product’s wide range of capabilities, it could take customer success managers days to understand a new customer’s intended use. With GetFeedback for Salesforce, Cisco successfully scaled its onboarding process so Customer Success Managers can manage more accounts while delivering high-quality customer experiences. Cisco has also been able to increase its product adoption and boost customer retention by understanding how customers are using its products. *Q3'19 reflects a post-integration upward revision of enterprise sales customers. In Q3 we added a total of 1,333 new enterprise sales customers, inclusive of 831 net new enterprise customers from the GetFeedback acquisition, which closed on September 3, 2019. Q2’19 Enterprise Sales Customers includes approximately 400 net new customers from the Usabilla acquisition, which closed on April 1, 2019. Enterprise Sales Revenue (%) Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 13% 16% 20% 23% 25% Enterprise Sales Customers Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 3,566 3,909 4,777 6,110 6,578

Accelerating growth in self-serve through our collaborative Teams plans Over the past 12 months, account verification, Teams packaging, and our enterprise sales focus have driven a meaningful shift into higher lifetime value annual plans.  Driven largely by Teams, we added over 74,000 paying users during 2019 and strategically grew the percentage of users on annual plans. We ended the year with 84% of our 720,921 paying users on annual plans, up from 77% of 646,727 in 2018. We believe our self-service business will continue to fuel enterprise sales leads leveraging the direct correlation between the number of active survey users in an organization and their propensity to become an enterprise customer.  We are making meaningful changes to our products, pricing, packages and go to market strategy as we focus on our move up-market. These prescriptive efforts are systematically driving higher retention rates and higher customer lifetime value. When we sell a higher-value enterprise contract with unlimited seats, multiple individual paying users from that single organization are converted into one user. This can create noise in our paying user count as we continue to move up-market and convert paying users to enterprise contracts. We are actively driving a shift to the enterprise and annual plans, and we are aligning our teams to acquire new customers and move upmarket. As we do this we are delivering: in Q4 we grew annual Surveys seats north of 20% and enterprise sales revenue 145%. Expanding in key international markets The international landscape offers significant growth potential. In 2019, we opened our datacenter in Dublin, translated our Surveys into 57 languages, and expanded our international sales force in the EU by establishing a sales team in Dublin and through the acquisition of Usabilla. We are seeing impressive traction overseas and plan to continue to expand our footprint in new and existing markets in 2020.  Lexus implemented Usabilla to incorporate customer feedback into its website as it embarked on an “always on” optimization program in 32 European countries. Usabilla’s flexibility ensured a highly customized approach to fit seamlessly with Lexus’ premium look and feel, and feedback was integrated with project tracking software JIRA to streamline the routing of appropriate items to the CX team members at Lexus’s digital agency, AmazeRealise (Kin + Carta), for action. With support from Usabilla feedback, Lexus achieved a test drive submission satisfaction rate of 4.8 out of 5. 77% Annual 84% Annual Paying Users Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 646,727 670,862 692,455 713,217 720,921 Annualized Revenue per Paying User (ARPU) Q4’18 Q1’19 Q2’19 Q3’19 Q4’19 $425 $423 $442 $448 $467

Brand video featuring Serena Williams


Leader
FALL
2019
Capterra
TOP 20
2019

SurveyMonkey ranked #1


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2019 Highlights

Marketing

In Q4 2019 we orchestrated our most significant Dreamforce presence to date, including four booths and 14 speaking slots at Salesforce's flagship conference. This capped off a strong year of Marketing-led accomplishments, including:

- Achieving the #1 ranking in G2's Enterprise Feedback Software Category in Fall 2019, and being rated the #1 Survey Software Solution in Capterra's Top 20 Survey Software Report
- Launching a brand video featuring Serena Williams, which received over 4 million views
- Hosting our second annual virtual Curiosity Conference and growing registrations by 50% year-over-year; extending the franchise to live events in the U.S. and Europe
- Hosting the seventh annual Usabilla Global Exchange Conference for 400 enterprise customers and prospects in Amsterdam
- Running our first online customer contest that drove testimonials from hundreds of organizations including McGraw-Hill, Trinity College Dublin and TrustRadius

Product

- Deepened our partnership with Salesforce by acquiring GetFeedback, introducing Lightning Flows and Einstein ChatBots, and driving adoption of our Salesforce connector
- With Microsoft, we expanded our integrations with PowerBI and Microsoft Teams, and created an intelligent peer-to-peer feedback solution integrated directly into the Outlook email experience to increase engagement and simplify distribution - highlighted by Satya Nadella at Build
- Rolled out custom email domains for our Enterprise customers to further reinforce our customers' brands when sending out feedback requests
- Added smart, rules-based notifications to our Enterprise Surveys users to optimize actions when specific feedback is collected
- Rolled out custom email domains for our Enterprise customers to further reinforce our customers' brands when sending out feedback requests
- Expanded our value for Teams and Enterprise groups via improved sharing for large orgs, rule-based notifications
- Upgraded our Analytics platform to make Intelligent Analytics Sentiment analysis, and cross tabs available at disruptive price points.
- Increased our lead in intelligent assistance via machine learning and SurveyMonkey Genius
- Enhanced the ability to customize the survey taking experience with new visual themes that include custom images and video, boosting response rates and enabling companies to reinforce their brand identify when collecting feedback
- Certified our Surveys and Usabilla products as ISO27001 security and data protection standard
- Introduced Audience Premium to provide professional services for our market research customers with critical projects on a short timeline
- Built momentum for our offering in the CX space via the acquisitions GetFeedback and Usabilla
- Rolled out our European Datacenter on the Amazon Web Services cloud to service our most privacy-sensitive customers

4

2019 Highlights (cont.)



Customizable survey themes


SURVEY SCORE
Perfect
ESTIMATED COMPLETION RATE
80%
Completed
ESTIMATED TIME TO COMPLETE
1
Minute
Congratulations!
Now let's choose a way to send your survey.
NEXT

SurveyMonkey Genius


62%
11%
27%

Sentiment Analysis

Our product development supports our move up-market. We continue to score high marks for ease of use and have added incremental value through new analytics capabilities including sentiment analysis and cross tabs, while improving customers' survey quality through SurveyMonkey Genius. Capitalizing on continued product delivery and fine-tuning our capacity to find product-pricing-market fit has allowed us to provide more value to customers than ever before. We are focusing our product development, pricing, and go-to-market efforts on high-end customers as we continue our journey up-market.

Three Pillars: Surveys, Customer Experience (CX), and Market Research

Our operational priorities center around three areas or "pillars" of our business: Surveys, Customer Experience and Market Research. In each of these three markets we offer strong assets and see significant opportunities for growth. We sell our products through two channels: sales-driven, which we call enterprise sales, and over the web, which we call self-serve. For two decades, SurveyMonkey has been a category leader in the self-serve business. As we chart our long-term strategic plan, we'll be investing to expand our business in both go-to-market channels, and the hyper-growth rates in our enterprise channel give us high confidence a much bigger opportunity lies ahead for SurveyMonkey.

Surveys

Surveys is the all-purpose feedback collection business. This is the market SurveyMonkey helped create 20 years ago, a market where we continue to be a leader. Organizations increasingly realize that they need to engage their stakeholders, driving critical business decisions with the feedback of customers and employees. This is what we call the "feedback economy."

Looking ahead, we plan to continue to be a leader in the market while strengthening our position and moving up-market through pricing to value, getting the right package to the right user at the right price, building and refining tools for the high-value user, and growing Teams usage.

5

Three Pillars: Surveys, Customer Experience (CX), and Market Research (cont.) Customer Experience (CX): Customer centricity and actively listening to and acting on feedback is paramount for companies to succeed. Research has shown that customer churn is preventable if customer issues are resolved at the first engagement. World-class companies understand that they need our robust suite of software products to stay competitive and deliver the best customer experiences. An “always on” solution that enables and automates multi-channel feedback collection, insights, and actions is critical in today’s competitive climate.  Enterprise customers are already embracing our open ecosystem approach of integrating SurveyMonkey into their existing systems of record such as Salesforce, Microsoft, Google, Oracle, and Tableau. With the addition of Usabilla and GetFeedback, we are layering powerful voice of customer and customer experience tools to create best-in-class multi-channel customer experience solutions.  It’s early days, but we’re already seeing success. In Q4, CORT, the world’s largest furniture rental and relocation services company, adopted multiple products from our customer experience suite to deliver on their goal of unparalleled service. After years of collecting customer insights with GetFeedback, CORT added a dedicated voice of customer solution for capturing website feedback with Usabilla to cover more touchpoints and improve the customer experience. This is a great example of how our CX products can work together to add unmatched value to an organization’s multi-channel ‘voice of customer’ program. Our opportunity is to provide a comprehensive CX suite that disrupts the current expensive, service-heavy offerings in the market. Agility, ease of use, and exceptional value have always been the keys to our success, and we are excited to bring best-in-class customer experience solutions to a broader customer segment in 2020.   Market Research:  Our market research solution, Audience, is changing the way that companies are gathering and analyzing market data. Audience and Audience Premium can leverage over 50 million panelists to provide access to the opinions of people with whom our customers don’t have an existing relationship. From market researchers and marketers to financial institutions and investors, the smartest players are increasingly looking for faster, forward-looking, and outcome-driven insights.  Organizations choose SurveyMonkey Audience to access a massive panel of respondents, and for its ease-of-use, speed to insight and actionable intelligence. For example, IBM’s Institute for Business Value leverages SurveyMonkey Audience’s global panel and platform to run fast, high-quality surveys across the automotive, banking, government, and retail industries, so they can capture future-facing global consumer insights for their thought leadership reports.  We are experiencing increased demand for our agile market research product, and higher velocity of usage. As we deepen our capabilities in market research through new initiatives like our packaged concept testing modules, we are extending value through solutions, not just respondents, delivering robust, actionable insights for our existing customers, and reaching more high-spending buyers.  Concept testing initiative IBM’s Institute for Business Value uses Audience

Revenue ($M)
$67.9
$68.6
$75.1
$79.3
$84.3
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19


Operating Margin %
2%
0%
2%
3%
-1%
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
-29%
-24%
-21%
-19%
-23%
GAAP
Non-GAAP


Gross Margin %
72%
74%
76%
79%
Q4'18
Q4'19
Sales & Marketing %
38%
31%
44%
38%
Q4'18
Q4'19
Research & Development %
30%
23%
29%
23%
Q4'18
Q4'19
General & Administrative %
30%
19%
26%
19%
Q4'18
Q4'19
GAAP
Non-GAAP

Financial Results

All comparisons are year-over-year, unless otherwise noted.

Revenue

For the quarter, revenue was $84.3 million, reflecting 24% growth. Revenue growth was driven primarily by success in enterprise sales, which grew 145%.

For 2019, total revenue was $307.4 million, reflecting 21% growth. Consistent with our prior expectations, our acquisitions of Usabilla and GetFeedback contributed approximately 4% to total revenue for the year. As a reminder, these acquisitions will be more broadly integrated into our portfolio in 2020 and we do not operate the acquisitions as autonomous business units. As a result, we will not provide specifics about contribution from these products in 2020 and beyond.

Deferred revenue increased 39% to $141 million. Remaining performance obligation, or RPO, which is the sum of deferred revenue and backlog, was $160.7M, a 45% increase. This is a solid indicator of the strength of our business.

Margins and Operating Expenses

Gross margin: The improvements in non-GAAP gross margin were driven primarily by revenue growth and lower capitalized software amortization.

- Q4 GAAP gross margin was 76% versus 72% in the prior year, and non-GAAP gross margin was 79% versus 74%.
- 2019 GAAP gross margin was 75% versus 69% in the prior year, and non-GAAP gross margin was 78% versus 74%.

Operating expenses: Increases in non-GAAP operating expenses were driven by investments in sales and marketing with a specific focus on the ongoing buildout of our enterprise sales team as well as in research and development to drive enterprise product innovation. In addition, we continue to make general and administrative investments required as a relatively new public company.

- Q4 total GAAP operating expenses were $83.5 million, an increase of $15.1 million. Total non-GAAP operating expenses were $67.8 million, an increase of $18.8 million.
- For 2019, total GAAP operating expenses were $297.3 million, a decrease of $5.5 million. Total non-GAAP operating expenses for the year were $237.2 million, an increase of $65.0 million.

Operating margin: Non-GAAP operating margins were down year over year due to the disciplined investments we are making to drive growth in our business, including the two acquisitions we closed this year.

- Q4 GAAP operating margin was (23)%, up from (29%). Non-GAAP operating margin was (1)%, down from 2%.
- For 2019, GAAP operating margin was (22)%, up from (50%) in the prior year. Non-GAAP operating margin was 1%, down from 6%.

7

Cash Flow ($M)
$11.4
$11.9
$7.0
$9.4
$9.7
$6.6
$45.4
$45.9
$23.3
$54.7
$53.7
$40.2
Q4'18
Q4'19
FY'18
FY'19
Operating
uFCF
FCF


Cash and Debt ($M)
$153.8
$217.4
$63.6
$131.0
$215.5
$84.5
Q4'18
Q4'19
Cash and cash equivalents
Debt
Net debt

Financial Results (cont.)

Cash Flow

In Q4, we generated $9.4 million in operating cash flow, $6.6 million in free cash flow and $9.7 million in unlevered free cash flow. In 2019, we generated $54.7 million in operating cash flow, $40.2 million in free cash flow and $53.7 million in unlevered free cash flow.

Cash and Debt

As of December 31, 2019, cash and cash equivalents were $131.0 million and total debt was $215.5 million for net debt of $84.5 million.

Financial Outlook

	Q1 2020	FY 2020
Revenue (growth %)	$85M - $86M *25%*	**$375M - $381M** *22% - 24%*
Non-GAAP operating margin	(4)% - (2)%	1% - 2%
Free cash flow	n/a	$40 - $43M

We define free cash flow as operating cash flow less capital expenditures. We believe this provides a better view of our working capital management than unlevered free cash flow. Therefore, we will guide to free cash flow going forward. You can find a comprehensive explanation of non-GAAP measures at the end of this shareholder letter.

We expect basic and diluted weighted average shares outstanding to be approximately 136 million in Q1 and 139 million for the full year 2020.

8

17M+
Active Users

335K+
Organizational domains

100%+
Dollar-based net retention rate for organizational customers

Closing

Our business fundamentals are strong. We exited the year with hyper-growth in enterprise sales and strong momentum across the business. We are making investments in innovation to create disruptive offerings in Customer Experience and Market Research solutions.

We have strong conviction we will create long-term value for our customers and shareholders. We plan to do this by innovating to deliver higher value purpose-built solutions for enterprises and leveraging our significant base of customers as we move up market. We are proud of the progress we have made in the past 12 months. We have rich opportunities ahead of us and ambitious plans for 2020. We're heavily focused on the next wave of innovation and we look forward to sharing more details on our progress throughout the year.

Conference Call Information

We will host a conference call today to discuss our Q4 and Fiscal 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey's Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through February 20, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2277176#.

Sincerely,



Zander Lurie
CEO



Debbie Clifford
CFO



Tom Hale
President

Contacts:
Investor Relations:
Gary Fuges
investors@surveymonkey.com

Media:
Lara Sasken
lsasken@surveymonkey.com

Our mission:
Power the Curious:
We help curious organizations transform feedback into business intelligence that drives growth and innovation

9

SVMK INC.CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1) (in thousands) December 31, 2019 December 31, 2018 Assets Current assets: Cash and cash equivalents $131,035 $153,807 Accounts receivable, net 17,795 7,336 Deferred commissions, current 3,078 1,981 Prepaid expenses and other current assets 9,382 7,081 Total current assets 161,290 170,205 Property and equipment, net 35,072 117,718 Operating lease right-of-use assets 63,904 — Capitalized internal-use software, net 33,156 33,280 Acquisition intangible assets, net 33,150 9,324 Goodwill 462,927 336,861 Deferred commissions, non-current 5,384 3,317 Other assets 9,376 8,643 Total assets $804,259 $679,348 Liabilities and stockholders’ equity Current liabilities: Accounts payable $2,677 $2,804 Accrued expenses and other current liabilities 16,077 9,692 Accrued compensation 24,031 20,070 Deferred revenue 139,990 101,236 Operating lease liabilities, current 8,381 — Debt, current 1,900 1,900 Total current liabilities 193,056 135,702 Deferred tax liabilities 4,870 4,246 Debt, non-current 213,616 215,515 Financing obligation on leased facility — 92,009 Operating lease liabilities, non-current 82,668 — Other non-current liabilities 8,065 12,493 Total liabilities 502,275 459,965 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 1 Additional paid-in capital 705,143 551,937 Accumulated other comprehensive loss (444) (287)Accumulated deficit (402,716) (332,268)Total stockholders’ equity 301,984 219,383 Total liabilities and stockholders’ equity $804,259 $679,348 (1)The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of December 31, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) [(1)]

(in thousands, except per share amounts)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenue	$ 84,324	$ 67,932	$ 307,421	$ 254,324
Cost of revenue[(2)(3)]	20,321	19,015	76,524	77,982
Gross profit	64,003	48,917	230,897	176,342
Operating expenses:				
Research and development[(2)]	24,614	20,191	90,545	106,188
Sales and marketing [(2)(3)]	36,908	24,174	123,573	95,783
General and administrative[(2)]	21,994	20,530	83,288	97,339
Restructuring	—	3,492	(66)	3,525
Total operating expenses	83,516	68,387	297,340	302,835
Loss from operations	(19,513)	(19,470)	(66,443)	(126,493)
Interest expense	3,279	5,620	14,157	27,801
Other non-operating (income) expense, net	(521)	430	(3,962)	298
Loss before income taxes	(22,271)	(25,520)	(76,638)	(154,592)
Provision for (benefit from) income taxes	(977)	(322)	(2,779)	148
Net loss	$ (21,294)	$ (25,198)	$ (73,859)	$ (154,740)
Net loss per share, basic and diluted	$ (0.16)	$ (0.20)	$ (0.56)	$ (1.43)
Weighted-average shares used in computing basic and diluted net loss per share	134,969	125,454	131,568	107,900

(1) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

(2) Includes stock-based compensation, net of amounts capitalized as follows:

(In thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Cost of revenue	$ 853	$ 1,155	$ 3,658	$ 8,931
Research and development	5,296	4,836	21,159	48,739
Sales and marketing	3,236	2,635	11,950	19,046
General and administrative	5,813	7,040	23,478	55,054
Stock-based compensation, net of amounts capitalized	$ 15,198	$ 15,666	$ 60,245	$ 131,770

(3) Includes amortization of acquisition intangible assets as follows:

(In thousands)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Cost of revenue	$ 1,917	$ 488	$ 5,365	$ 1,952
Sales and marketing	1,363	545	3,630	2,318
Amortization of acquisition intangible assets	$ 3,280	$ 1,033	$ 8,995	$ 4,270

11

SVMK INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) Year Ended December 31, (in thousands) 2019 2018 Cash flows from operating activities Net loss $(73,859) $(154,740)Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 44,832 47,166 Non-cash leases expense 12,537 — Stock-based compensation expense, net of amounts capitalized 60,245 131,770 Amortization of debt discount and issuance costs 301 902 Deferred income taxes (3,676) (508)Loss on debt extinguishment — 941 Gain on sale of a private company investment (1,001) (999)Impairment of property and equipment — 2,821 Other (157) 1,798 Changes in assets and liabilities: Accounts receivable (7,239) (1,958)Prepaid expenses and other assets (5,172) (5,565)Accounts payable and accrued liabilities 8,318 3,564 Accrued interest on financing lease obligation, net of payments — (1,376)Accrued compensation 2,232 5,203 Deferred revenue 31,181 16,353 Operating lease liabilities (13,890) — Net cash provided by operating activities 54,652 45,372 Cash flows from investing activities Acquisitions, net of cash acquired (114,603) — Purchases of property and equipment (2,450) (9,981)Capitalized internal-use software (12,034) (12,052)Proceeds from sale of a private company investment 1,001 999 Net cash used in investing activities (128,086) (21,034)Cash flows from financing activities Proceeds from initial public offering, net — 232,509 Payments of deferred offering costs — (7,173)Proceeds from stock option exercises 47,678 494 Proceeds from employee stock purchase plan 5,344 — Employee payroll taxes paid for net share settlement of restricted stock units — (25,807)Payments to repurchase common stock — (16)Repayment of debt (2,200) (104,050)Payment of debt issuance costs and other — (482)Net cash provided by financing activities 50,822 95,475 Effect of exchange rate changes on cash (76) (787)Net increase (decrease) in cash, cash equivalents and restricted cash (22,688) 119,026 Cash, cash equivalents and restricted cash at beginning of period 154,371 35,345 Cash, cash equivalents and restricted cash at end of period $131,683 $154,371 Supplemental cash flow data: Interest paid for term debt $13,502 $20,466 Interest paid for financing obligation on leased facility $— $8,152 Cash paid for operating leases $13,777 $— Income taxes paid $756 $535 Non-cash investing and financing transactions: Fair value of common stock issued as acquisition consideration $36,204 $— Stock compensation included in capitalized software costs $3,503 $2,609 Accrued unpaid capital expenditures $171 $322 Lease liabilities arising from obtaining right-of-use assets $7,937 $— Derecognized financing obligation related to building due to adoption of ASC 842 $92,009 $— Derecognized building due to adoption of ASC 842 $71,781 $—

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited)[(1)(2)]

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

(in thousands, except percentages)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP Loss from operations	$ (19,513)	$ (19,470)	$ (66,443)	$(126,493)
GAAP Operating margin	*(23)%*	*(29)%*	*(22)%*	*(50)%*
Stock-based compensation, net	15,198	15,666	60,245	131,770
Amortization of acquisition intangible assets	3,280	1,033	8,995	4,270
Restructuring	—	3,492	(66)	3,525
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Non-GAAP Income from operations	$ (1,035)	$ 1,600	$ 2,731	$ 15,134
Non-GAAP Operating margin	(1)%	2%	1%	6%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

(in thousands, except per share amounts)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP Net loss	$ (21,294)	$ (25,198)	$ (73,859)	$(154,740)
GAAP Net loss per diluted share	$ (0.16)	$ (0.20)	$ (0.56)	$ (1.43)
Weighted-average shares used to compute GAAP net loss per diluted share	134,969	125,454	131,568	107,900
Stock-based compensation, net	15,198	15,666	60,245	131,770
Amortization of acquisition intangible assets	3,280	1,033	8,995	4,270
Restructuring	—	3,492	(66)	3,525
Employer payroll taxes on Performance RSUs	—	—	—	1,183
Third-party fees related to credit facility refinancing	—	879	—	879
Gain on sale of a private company investment	—	—	(1,001)	(999)
Loss on debt extinguishment	—	941	—	941
Income tax effect on Non-GAAP adjustments[(3)]	254	(339)	(966)	78
Non-GAAP Net loss	$ (2,562)	$ (3,526)	$ (6,652)	$ (13,093)
Non-GAAP Net loss per diluted share	$ (0.02)	$ (0.03)	$ (0.05)	$ (0.12)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	134,969	125,454	131,568	107,900

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

(3) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, employer payroll taxes on Performance RSUs, third-party fees related to credit facility refinancing, gain on sale of a private company investment and loss on debt extinguishment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and release of valuation allowance as a result of acquisitions.

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SVMK INC.RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)Calculation of Free Cash Flow and Unlevered Free Cash Flow Three Months Ended December 31, Year Ended December 31, (in thousands) 2019 2018 2019 2018 Net cash provided by operating activities $9,419 $11,390 $54,652 $45,372 Purchases of property and equipment (424) (1,170) (2,450) (9,981)Capitalized internal-use software (2,441) (3,195) (12,034) (12,052)Free cash flow $6,554 $7,025 $40,168 $23,339 Interest paid for term debt 3,111 4,021 13,502 20,466 Employer payroll taxes on Performance RSUs — — — 1,183 Third-party fees related to credit facility refinancing — 879 — 879 Unlevered free cash flow $9,665 $11,925 $53,670 $45,867 Calculation of Adjusted EBITDA Three Months Ended December 31, Year Ended December 31, (in thousands) 2019 2018 2019 2018 Net loss $(21,294) $(25,198) $(73,859) $(154,740)Provision for (benefit from) income taxes (977) (322) (2,779) 148 Other non-operating (income) expenses, net (521) 430 (3,962) 298 Interest expense 3,279 5,620 14,157 27,801 Depreciation and amortization 12,589 12,046 44,832 47,166 Stock-based compensation, net 15,198 15,666 60,245 131,770 Restructuring — 3,492 (66) 3,525 Employer payroll taxes on Performance RSUs — — — 1,183 Third-party fees related to credit facility refinancing — 879 — 879 Adjusted EBITDA $8,274 $12,613 $38,568 $58,030 (1)Please see Appendix A for explanation of non-GAAP measures used.(2)The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

(in thousands, except percentages)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP Gross profit	$ 64,003	$ 48,917	$ 230,897	$ 176,342
GAAP Gross margin	*76%*	*72%*	*75%*	*69%*
Stock-based compensation, net	853	1,155	3,658	8,931
Amortization of acquisition intangible assets	1,917	488	5,365	1,952
Employer payroll taxes on Performance RSUs	—	—	—	103
Non-GAAP Gross profit	$ 66,773	$ 50,560	$ 239,920	$ 187,328
Non-GAAP Gross margin	*79%*	*74%*	*78%*	*74%*
GAAP Research and development	$ 24,614	$ 20,191	$ 90,545	$ 106,188
GAAP Research and development margin	*29%*	*30%*	*29%*	*42%*
Stock-based compensation, net	5,296	4,836	21,159	48,739
Employer payroll taxes on Performance RSUs	—	—	—	456
Non-GAAP Research and development	$ 19,318	$ 15,355	$ 69,386	$ 56,993
Non-GAAP Research and development margin	*23%*	*23%*	*23%*	*22%*
GAAP Sales and marketing	$ 36,908	$ 24,174	$ 123,573	$ 95,783
GAAP Sales and marketing margin	*44%*	*36%*	*40%*	*38%*
Stock-based compensation, net	3,236	2,635	11,950	19,046
Amortization of acquisition intangible assets	1,363	545	3,630	2,318
Employer payroll taxes on Performance RSUs	—	—	—	228
Non-GAAP Sales and marketing	$ 32,309	$ 20,994	$ 107,993	$ 74,191
Non-GAAP Sales and marketing margin	*38%*	*31%*	*35%*	*29%*
GAAP General and administrative	$ 21,994	$ 20,530	$ 83,288	$ 97,339
GAAP General and administrative margin	*26%*	*30%*	*27%*	*38%*
Stock-based compensation, net	5,813	7,040	23,478	55,054
Employer payroll taxes on Performance RSUs	—	—	—	396
Third-party fees related to credit facility refinancing	—	879	—	879
Non-GAAP General and administrative	$ 16,181	$ 12,611	$ 59,810	$ 41,010
Non-GAAP General and administrative margin	*19%*	*19%*	*19%*	*16%*

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the quarter and year ended December 31, 2019 are under ASC 842 and amounts presented for the quarter and year ended December 31, 2018 are under ASC 840.

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APPENDIX ASVMK INC.EXPLANATION OF NON-GAAP MEASURESTo supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, employer payroll taxes on Performance RSUs, third-party fees related to credit facility refinancing, gain on sale of a private company investment and loss on debt extinguishment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and employer payroll taxes on Performance RSUs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets and employer payroll taxes on Performance RSUs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods. Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives. However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.Third-party fees related to credit facility refinancing: Certain financing costs were incurred on a GAAP basis resulting from the refinancing of our credit refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore the incremental expenses incurred are excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.Loss on debt extinguishment: Loss on debt extinguishment was recognized on a GAAP basis resulting from the refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this letter to shareholders. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating (income) expenses, net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring, employer payroll taxes on Performance RSUs and third-party fees related to credit facility refinancing. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.1 million and $13.5 million, for the quarter and year ended December 31, 2019, respectively, and $4.0 million and $20.5 million for the quarter and year ended December 31, 2018, respectively. For the year ended December 31, 2018, our free cash flow also included a one-time payment for employer payroll taxes on Performance RSUs of $1.2 million. For the quarter and year ended December 31, 2018, our free cash flow also included third-party fees related to the refinancing of our credit facilities of $0.9 million. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.Safe Harbor Statement“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This letter to shareholders may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that will be filed for the year ended December 31, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of February 13, 2019, and we undertake no obligation to update this information.